Exhibit 99.2

SEMPRA ENERGY
Table F (Unaudited)
STATEMENTS OF OPERATIONS DATA BY SEGMENT

Three months ended September 30, 2018
(Dollars in millions)	SDG&E	SoCalGas	Sempra Texas Utility	Sempra South American Utilities	Sempra Mexico	Sempra Renewables	Sempra LNG & Midstream	Consolidating Adjustments, Parent & Other	Total

Revenues	$1,299	$802	$—	$375	$410	$38	$147	$(131)	$2,940
Cost of sales and other expenses	(825)	(656)	—	(277)	(201)	(24)	(131)	98	(2,016)
Depreciation and amortization	(174)	(141)	—	(14)	(45)	—	(2)	(4)	(380)
Impairment losses	—	—	—	—	(4)	—	—	—	(4)
Other income, net	24	3	—	1	66	—	—	3	97
Income (loss) before interest and tax(1)	324	8	—	85	226	14	14	(34)	637
Net interest (expense) income	(55)	(29)	—	(4)	(13)	(3)	7	(113)	(210)
Income tax (expense) benefit	(53)	7	—	(23)	(126)	2	(6)	32	(167)
Equity earnings (losses), net	—	—	154	—	(28)	12	—	(64)	74
(Earnings) losses attributable to noncontrolling interests	(11)	—	—	(8)	(15)	9	1	—	(24)
Preferred dividends	—	—	—	—	—	—	—	(36)	(36)
Earnings (losses)	$205	$(14)	$154	$50	$44	$34	$16	$(215)	$274

Three months ended September 30, 2017
(Dollars in millions)	SDG&E	SoCalGas	Sempra Texas Utility	Sempra South American Utilities	Sempra Mexico	Sempra Renewables	Sempra LNG & Midstream	Consolidating Adjustments, Parent & Other	Total

Revenues	$1,236	$684	$—	$376	$336	$26	$152	$(131)	$2,679
Cost of sales and other expenses(2)	(773)	(547)	—	(295)	(152)	(22)	(154)	112	(1,831)
Depreciation and amortization	(170)	(132)	—	(14)	(41)	(9)	(10)	(2)	(378)
Impairment losses	(351)	—	—	—	(1)	—	—	—	(352)
Other income, net(2)	20	13	—	2	3	—	1	1	40
(Loss) income before interest and tax(1)(3)	(38)	18	—	69	145	(5)	(11)	(20)	158
Net interest (expense) income	(53)	(25)	—	(4)	(14)	(2)	5	(60)	(153)
Income tax benefit (expense)	72	14	—	(18)	(34)	9	2	39	84
Equity earnings, net(3)	—	—	—	1	2	7	3	—	13
(Earnings) losses attributable to noncontrolling interests	(9)	—	—	(6)	(33)	6	(3)	—	(45)
(Losses) earnings	$(28)	$7	$—	$42	$66	$15	$(4)	$(41)	$57

(1)
Management believes Income (Loss) Before Interest and Tax is a useful measurement of our segments' performance because it can be used to evaluate the effectiveness of our operations exclusive of interest and income tax, neither of which is directly relevant to the efficiency of those operations.

(2)	As adjusted for the retrospective adoption of ASU 2017-07.

(3)	As adjusted for a reclassification to conform to current year presentation.

SEMPRA ENERGY
Table F (Unaudited)
STATEMENTS OF OPERATIONS DATA BY SEGMENT

Nine months ended September 30, 2018
(Dollars in millions)	SDG&E	SoCalGas	Sempra Texas Utility	Sempra South American Utilities	Sempra Mexico	Sempra Renewables	Sempra LNG & Midstream	Consolidating Adjustments, Parent & Other	Total

Revenues	$3,405	$2,700	$—	$1,190	$1,028	$103	$330	$(290)	$8,466
Cost of sales and other expenses	(2,133)	(1,934)	—	(915)	(453)	(68)	(324)	221	(5,606)
Depreciation and amortization	(509)	(414)	—	(43)	(131)	(27)	(24)	(10)	(1,158)
Impairment losses	—	—	—	—	(4)	—	(1,300)	—	(1,304)
Other income, net	77	49	—	4	64	—	—	2	196
Income (loss) before interest and tax(1)	840	401	—	236	504	8	(1,318)	(77)	594
Net interest (expense) income	(158)	(81)	—	(11)	(42)	(9)	18	(326)	(609)
Income tax (expense) benefit	(151)	(75)	—	(64)	(226)	67	488	88	127
Equity earnings (losses), net	—	—	283	1	2	(170)	1	(67)	50
(Earnings) losses attributable to noncontrolling interests	(10)	—	—	(22)	(77)	50	47	—	(12)
Preferred dividends	—	(1)	—	—	—	—	—	(89)	(90)
Earnings (losses)	$521	$244	$283	$140	$161	$(54)	$(764)	$(471)	$60

Nine months ended September 30, 2017
(Dollars in millions)	SDG&E	SoCalGas	Sempra Texas Utility	Sempra South American Utilities	Sempra Mexico	Sempra Renewables	Sempra LNG & Midstream	Consolidating Adjustments, Parent & Other	Total

Revenues	$3,351	$2,695	$—	$1,169	$873	$74	$406	$(325)	$8,243
Cost of sales and other expenses(2)	(2,048)	(1,914)	—	(915)	(403)	(57)	(353)	275	(5,415)
Depreciation and amortization	(499)	(384)	—	(40)	(114)	(28)	(31)	(10)	(1,106)
Impairment losses	(351)	—	—	—	(72)	—	—	—	(423)
Other income, net(2)	61	51	—	7	190	1	2	10	322
Income (loss) before interest and tax(1)(3)	514	448	—	221	474	(10)	24	(50)	1,621
Net interest (expense) income	(151)	(76)	—	(13)	(61)	(7)	14	(173)	(467)
Income tax (expense) benefit	(72)	(103)	—	(57)	(278)	25	(17)	124	(378)
Equity earnings (losses), net(3)	—	—	—	2	(7)	25	6	—	26
(Earnings) losses attributable to noncontrolling interests	(15)	—	—	(19)	(23)	16	(3)	—	(44)
Preferred dividends	—	(1)	—	—	—	—	—	—	(1)
Earnings (losses)	$276	$268	$—	$134	$105	$49	$24	$(99)	$757

(1)
Management believes Income (Loss) Before Interest and Tax is a useful measurement of our segments' performance because it can be used to evaluate the effectiveness of our operations exclusive of interest and income tax, neither of which is directly relevant to the efficiency of those operations.

(2)	As adjusted for the retrospective adoption of ASU 2017-07.

(3)	As adjusted for a reclassification to conform to current year presentation.